UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 510

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2015, CornerWorld Corporation (“CornerWorld” or the “Company”) completed the spin-off (the “Spin-Off”) of its wholly owned subsidiary Woodland Holdings Corporation (“Woodland”) and distributed, on a pro rata basis, 100% of its shares of Woodland common stock to the Company’s stockholders of record as of December 31, 2015. Immediately following the completion of the Spin-Off, the Company’s stockholders owned 100% of the outstanding shares of common stock of Woodland. Following the Spin-Off, Woodland operates as an independent publicly traded company.

Item 9.01	Financial Statements and Exhibits.

The unaudited pro forma consolidated financial information of the Company giving effect to the Spin-Off of Woodland and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1

Exhibit Number	Description

99.1	Unaudited pro forma consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: January 7, 2016	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer